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                                                                    Exhibit 23.1

                       Consent of Independent Accountants

   We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-95623) of our reports dated February 14, 2000 relating to the consolidated financial statements of DDi Corp., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Consolidated Financial and Other Data" in such Registration Statement.

PricewaterhouseCoopers LLP
Costa Mesa, California

March 20, 2000